CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 16, 2008, relating to the financial statements and financial highlights which appears in the August 31, 2008 Annual Reports to Shareholders of Schwab Tax-Free YieldPlus Fund, Schwab Tax-Free Bond Fund, Schwab California Tax-Free YieldPlus Fund, Schwab California Tax-Free Bond Fund, Schwab Short-Term Bond Market Fund, Schwab Total Bond Market Fund, Schwab GNMA Fund, Schwab Inflation Protected Fund, and Schwab Premier Income Fund, and our report dated October 22, 2008 relating to the financial statements and financial highlights which appears in the August 31, 2008 Annual Report to Shareholders of Schwab Yield Plus Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.
PricewaterhouseCoopers LLP
San Francisco, California
November 14, 2008